United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2020

CLARUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34767 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.0001 per share	CLAR	NASDAQ Global Select Market

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On September 25, 2020, Clarus Corporation, a Delaware corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with three existing stockholders of the Company (each, a “Purchaser” and collectively, the “Purchasers”).

Pursuant to the Purchase Agreement, the Company sold to the Purchasers an aggregate of 900,000 shares of its common stock at an offering price of $12.75 per share, in a registered direct offering (the “Offering”). The net proceeds to the Company from the Offering are expected to be approximately $11,150,000, after deducting estimated Offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering primarily for general corporate purposes, including working capital.

The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-218751), previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”), and a prospectus supplement thereunder. The closing of the Offering occurred on September 28, 2020. The Purchase Agreement contained customary representations, warranties and covenants of the Company and the Purchasers and standard closing conditions.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the parties thereto. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The foregoing description of the Offering is only a summary and is qualified in its entirety by the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 25, 2020, the Company issued the press release attached hereto as Exhibit 99.1 regarding the Offering described in this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act, or incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On September 25, 2020, the Company delivered a letter (the “Letter”) to Brown Advisory Incorporated and its affiliates (collectively, “Brown”) approving its request to be permitted under the Company’s Rights Agreement dated as of February 12, 2008 to acquire beneficial ownership in excess of 7.5% of the Company’s outstanding shares of common stock. Such approval is conditioned upon, and subject to Brown: (i) not increasing such beneficial ownership to in excess of 9.9% of the Company’s outstanding shares of common stock; (ii) remaining continuously eligible to report its ownership of the Company’s common stock on Schedule 13G; and (iii) increasing such beneficial ownership to in excess of 7.5% of the Company’s outstanding shares of common stock, if at all, on or before the twelve month anniversary of the date of the Letter.

Furthermore, in the event that Brown reduces its beneficial ownership to below 7.5%, the approval granted pursuant to the Letter shall immediately terminate and Brown would need to obtain a new approval from the Company’s Board of Directors before seeking to again increase its beneficial ownership to in excess of 7.5% of the Company’s outstanding shares of common stock.

A copy of the Letter is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference as if fully set forth herein. The foregoing summary description of the Letter is not intended to be complete and is qualified in its entirety by the complete text of the Letter.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
5.1	Opinion of Kane Kessler, P.C.
10.1	Securities Purchase Agreement, September 25, 2020, by and between Clarus Corporation and the Purchasers thereto.
23.1	Consent of Kane Kessler, P.C. (included in Exhibit 5.1)
99.1	Press Release dated September 25, 2020 (furnished only).
99.2	Letter to Brown Advisory Incorporated dated September 25, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2020

CLARUS CORPORATION

By:	/s/ Aaron J. Kuehne
Name: Aaron J. Kuehne
Title: Chief Financial Officer and Chief Administrative Officer